                                                                     Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Municipal Investment Trust Fund--Multistate Series--74, Defined Asset Funds (California (Intermediate Maturities), California, New Jersey and New York Trusts):

We consent to the use in this Post-Effective Amendment No. 4 to Registration Statement No. 33-55467 of our opinion dated November 3, 1998 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Miscellaneous--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
December 4, 1998